UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement Agreement

On March 31, 2025, Brainstorm Cell Therapeutics, Inc. (the “Company”) entered into an inducement offer (the “Agreement”) with a certain accredited and institutional holder (the “Holder”) to exercise existing warrants to purchase up to 1,381,383 shares of the Company’s common stock comprised of warrants to purchase 270,271 shares of the Company’s common stock issued on July 19, 2023 (the “2023 Existing Warrants”), and warrants to purchase 1,111,112 shares of the Company’s common stock issued on June 28, 2024 (the “2024 Existing Warrants”, and together with the 2024 Existing Warrants, the “Existing Warrants”). Pursuant to the Agreement, the Holder, upon exercise, will receive a new unregistered warrant to purchase shares of the Company’s common stock (the “New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to equal to 200% of the number of Warrant Shares issued pursuant to the exercise of Existing Warrants pursuant to the Agreement (the “New Warrant Shares”).

The New Warrants will have an exercise price of $1.19 per share, will be exercisable on or after the date that approval is obtained from the Company’s stockholders (the “Stockholder Approval”) as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) (the “Stockholder Approval Date”) and will expire on the five-year anniversary of the Stockholder Approval Date. The exercise price and the number of New Warrant Shares issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s common stock. In addition, in certain circumstances, upon a fundamental transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction. Additionally, as more fully described in the New Warrants, in the event of certain fundamental transactions, the holders of the New Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the New Warrants on the date of consummation of the transaction.

The closing is expected to take place on or about April 1, 2025. Gross proceeds to the Company from the exercise of the Existing Warrants is expected to be approximately $1.64 million, prior to deducting closing costs and placement agent fees as further described below. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The issuance of the shares underlying the 2023 Existing Warrants has been registered pursuant to registration statement on Form S-3 (File No. 333-258640). The shares underlying the 2024 Existing Warrants are expected to be issued in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering. The resale of the such shares issued upon exercise of the 2024 Existing Warrants has been registered pursuant to registration statement on Form S-3 (File No. 333-282172).

The Company agreed hold a special or annual meeting of stockholders no later than the 90th calendar day following the date of the Agreement for the purpose of seeking the Stockholder Approval. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

The Company agreed in the Agreement to file a registration statement with the Securities and Exchange Commission (the “SEC”) providing for the resale of the New Warrant Shares on or before the forty-fifth (45th) day following the date of the Agreement, and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within ninety (90) calendar days after the date of the Agreement (or one hundred twenty (120) days following the date of the Agreement in the event there is a “full review” of the resale registration statement by the SEC). Pursuant to the Agreement, the Company shall keep such registration statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

In connection with the transactions contemplated in the Agreement, pursuant to a financial advisory agreement (the “Financial Advisory Agreement”) the Company agreed to pay its inducement agent, Maxim Group, LLC (the “Agent”) the following compensation, (i) a cash fee equal to 6.0% of the gross proceeds received by the Company in the transactions contemplated by the Agreement, and (ii) legal fees and out-of-pocket expenses of $12,500.

The foregoing descriptions of the Financial Advisory Agreement, New Warrants and Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Financial Advisory Agreement, New Warrants and the Agreement copies of which are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 10.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the 2024 Existing Warrants, New Warrants and the New Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company expects to issue the New Warrants in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Form of Financial Advisory Agreement
4.1	Form of New Warrant
10.1	Form of Warrant Inducement Agreement, by and between the Company and the Holder identified on the signature page thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: March 31, 2025	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer